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                                                                   EXHIBIT 10.91


                               CUSTODIAN AGREEMENT

         THIS CUSTODIAN AGREEMENT, dated as of June 29, 1998 (this "Agreement"), is entered into by and among SOVEREIGN BANK, a federally chartered savings bank (the "Purchaser"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation with its principal place of business at 225 Franklin Street, Boston, Massachusetts (the "Custodian"), and MEGO MORTGAGE CORPORATION, a Delaware corporation, with a principal place of business at 1000 Parkwood Circle, Atlanta, Georgia 30339 (the "Seller").


                                    RECITALS

         A. The Seller and the Purchaser have entered into a Participation Agreement dated as of June __, 1998 ("Purchase Agreement"), providing, among other things, for the purchase by the Purchaser of 100% participations in residential mortgage loans originated by the Seller (collectively, "Participated Loans", and each is a "Participated Loan").

         B. Pursuant to the transactions contemplated by the Purchase Agreement, the Purchaser is entitled to have in its possession from time to time various documents and instruments which relate to, evidence or secure Participated Loans.

         C. The Seller and the Purchaser desire that the Custodian be appointed as custodian on behalf of the Purchaser to take possession of any and all mortgage documents which relate to or are a part of such Participated Loans and which come into the Custodian's possession from time to time.

         D. The Custodian is willing to act as custodian for the Purchaser for such purpose, but only upon and subject to the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     Section 1.1 In addition to such terms as may be expressly defined elsewhere in or by reference in this Agreement, the following capitalized terms appearing in this Agreement (or in any Exhibit hereto) shall have the following meanings:

         "Agency" shall mean FHLMC, FHA, FNMA, GNMA and VA, and "Agencies" shall mean each Agency, collectively.

         "Approved Private Investor" shall mean any of the private investors (which shall not include the Agencies) who have executed and delivered to Purchaser and Custodian a Bailee Agreement listed on Exhibit 1 attached hereto and made a part hereof as such list may be amended or changed from time to time by written notice by the Purchaser to the Seller and the Custodian at the Purchaser's discretion.



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         "Bailee Agreement" shall mean the agreement in the form attached hereto as Exhibit 2.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) any other day on which banks in the Commonwealth of Massachusetts, or the Commonwealth of Pennsylvania or the State of Georgia, or any of them, are authorized or required to be closed.

         "Commitment" shall mean a Purchase Commitment from an Approved Private Investor to the Seller and relating to a Participated Loan.

         "CTS" shall mean the Custodian's Collateral Tracking System, which is a data system made available to the Purchaser and the Seller, the use of which is subject to the terms and conditions, including the data security requirements, set forth in Section 5.4 hereof and Exhibit 10 annexed hereto and made a part hereof, as such CTS terms and conditions may be changed, modified or supplemented by the Custodian from time to time by written notice to the Seller and the Purchaser (collectively, the "CTS Security Procedures"). By its execution and delivery of this Agreement, each of the Seller and the Purchaser agrees to the CTS Security Procedures.

         "Custodian's Shipping Letter" shall mean a letter substantially in the form of Exhibit 4 annexed hereto and made a part hereof.

         "FHA" shall mean the Federal Housing Administration.

         "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

         "FNMA" shall mean the Federal National Mortgage Association.

         "Funds Receipt Agent" shall have the meaning set forth in Section 3.4(a) hereof.

         "GNMA" shall mean the Government National Mortgage Association.

         "Mortgage Documents" shall mean the documents listed in Section 2.2(a) hereof which are delivered to the Custodian pursuant to this Agreement from time to time with respect to any Participated Loan.

         "Mortgage Document Delivery Date" has the meaning given it in Section
2.1 hereof.

         "Participated Loan" or "Participated Loans" shall have the meaning set forth in the Recitals hereinabove.

         "Purchase Commitment" shall mean a written Commitment from an Approved Private Investor to the Seller to purchase for cash a Participated Loan.

         "Required Delivery Documents" shall mean any and all documents and instruments which are required to be delivered to an Approved Private Investor pursuant to the terms of the related Commitment or the applicable procedures or requirements of such Approved Private Investor to carry out the sale of a Participated Loan to such Approved Private Investor, including without limitation any delivery schedules, mortgage schedules, tax and insurance escrow account or other


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custodial account agreements, wire transfer authorizations, warehouse purchaser release certifications, investor custodian agreements, and similar forms or required by applicable FNMA, GNMA or FHLMC sale and delivery requirements or procedures.

         "Review Procedures" shall have the meaning set forth in Section 2.3 hereof.

         "Shipment Order" shall mean a Shipping Request and Authorization transmittal letter substantially in the form of Exhibit 3 annexed hereto and made a part hereof, duly completed and signed by the Seller.

         "Trust Receipt" shall mean a letter substantially in the form of the Document Request and Trust Receipt attached hereto as Exhibit 5 annexed hereto and made a part hereof, duly completed and executed by the Seller.

         "VA" shall mean the Veteran's Administration or its successor.

     Section 1.2 As used herein, the terms "herein", "hereunder" and "hereof" and the like shall be deemed to refer to this Agreement; the term "including" shall not be deemed to imply exclusion or exclusivity, and shall instead be deemed to mean "including but not limited to"; and any use of the singular shall include the plural, and vice versa, except where the context otherwise requires.

     Section 1.3 Any time of day designated in this Agreement shall mean Boston, Massachusetts time, unless the context expressly states otherwise.

                         ARTICLE II - DELIVERY PROCEDURE

     Section 2.1 Document Transmittal To The Custodian. Before 10:00 a.m. on the Business Day on which the Seller intends to deliver Mortgage Documents to the Custodian (the "Mortgage Document Delivery Date"), the Seller shall deliver to the Custodian, by electronic transmission to the Custodian's CTS or by telecopy of a facsimile, a notice identifying the Participated Loan to be delivered (which shall identify, at a minimum, the mortgagor name, the property address, the loan number, the original principal amount and interest rate of the Mortgage Note, the funding date and the Purchaser as the applicable Purchaser) and, to the extent such information is then available to the Seller, a Transmittal Letter duly completed and describing such Mortgage Documents and the Participated Loan to which they relate. On the Mortgage Document Delivery Date, an original, completed Shipment Order, accompanied by those documents described in Section 2.2(a) hereof, will be delivered to the Custodian by the Seller. Participated Loans closed or to be closed on the basis of "wet" settlement or funding shall be governed by Section 2.6 below. As used herein, the term "wet" settlement or funding shall mean any settlement or funding where immediately available funds (i.e., wire transfer, certified check, cashier's check, etc.) are provided by Seller at closing.


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     Section 2.2           Documents to be Delivered:

          (a) At the time of delivery of an original Shipment Order, the Seller shall deliver to the Custodian the following documents (collectively, the "Mortgage Documents") with respect to the Participated Loan described in such Shipment Order:

               (i) The original Mortgage Note endorsed in blank, without recourse, by such Seller (and, if the Seller is not the named payee, also endorsed by the named payee and any intervening parties as is necessary to show an unbroken chain of endorsement to the Seller);

               (ii) The original recorded Mortgage (or Deed of Trust, as applicable), if available, or a copy of the Mortgage (or Deed of Trust) which has been recorded or submitted for recording, certified by such Seller to be a true copy of the original instrument;

               (iii) An original, unrecorded assignment of the Mortgage (or Deed of Trust, as applicable), duly executed by the Seller in blank and acknowledged, in recordable form (an "Assignment");

               (iv) If the named mortgagee (or beneficiary) set forth in the Mortgage (or Deed of Trust) is not the Seller, executed original assignments in recordable form, or photocopies of assignments certified by the Seller to be a true copy of the original instrument which has been duly recorded (or submitted for recordation), from the named mortgagee (or beneficiary) and any intervening parties, as necessary to show an unbroken chain of assignment to the Seller ("Third Party Assignments");

               (v) For each Conventional Mortgage Note with a loan-to-value ratio in excess of 80%, the applicable original private mortgage insurance policy (for purposes hereof, "Conventional Mortgage Note" shall mean any Mortgage Note which is not FHA insured or VA guaranteed), or a copy of such policy certified by the Seller to be a true copy of the original.

          (b) The Custodian shall be entitled to rely conclusively upon the information transmitted by the Seller in the Shipment Order (or the corresponding data input by the Seller into the CTS) to determine the applicability of items (vi) and (vii) set forth in (a). The Purchaser may at any time notify the Custodian (in writing or by electronic transmission via CTS) of its waiver of any requirement under Section 2.2 with respect to any Participated Loan (which may be a standing instruction) and the Custodian shall be entitled to conclusively rely thereon until expressly notified to the contrary in writing by the Purchaser.

          (c) Promptly after receipt of the Mortgage Documents the Custodian shall review the information appearing in the CTS against the Mortgage Documents (pursuant to the Review Procedures) in order to reconcile any material discrepancy or inaccuracy in the applicable loan information shown or reported in the CTS (to the extent the same may be determined from a review of the face of the Mortgage Documents so delivered). Unless and until it receives the required Mortgage Documents, the Custodian shall be entitled to rely conclusively, in good faith, upon the loan information received from the Seller, unless and until (and except to the extent) notified of a discrepancy or inaccuracy by the Purchaser, as provided below.


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          (d) The Purchaser agrees to immediately notify the Custodian if (i) it has not funded any Participated Loan for which it is identified as the Purchaser in the CTS (or in any other report or listing furnished by the Custodian and received by the Purchaser), or (ii) any Participated Loan which the Purchaser has funded does not appear in the CTS (or is missing from any such report or listing from the Custodian), or (iii) any loan information reflected in the CTS (or as otherwise listed or reported by the Custodian) pertaining to any Participated Loan for which it is the Purchaser is inaccurate or incorrect in any respect. Upon notification from the Purchaser as to any material discrepancy or inaccuracy in the information reflected in the CTS pertaining to any Participated Loan, the Custodian shall promptly review the relevant Mortgage Documents it has received, if any (pursuant to the Review Procedures) in order to determine if any change in the information reflected in the CTS is required, shall make any adjustments in the loan information reflected in the CTS which it determines necessary on the basis of such review (to the extent the same may be determined from reviewing the face of such Mortgage Documents), and if it determines no adjustment is necessary it shall so inform the Purchaser. If the Custodian is informed by the Purchaser of any such inaccuracy or discrepancy in the CTS (or other listing or report furnished by the Custodian) pertaining to any Participated Loan, and the Custodian has not yet received the related Mortgage Documents from the Seller, the Custodian shall so inform the Purchaser and it shall be the Purchaser's sole responsibility to contact the Seller to reconcile the discrepancy or inaccuracy. In such an instance, the Custodian shall have no obligation to change or adjust the loan information in the CTS pertaining to such Participated Loan unless and until the sooner of (i) its receipt of written instruction signed by Seller and Purchaser directing the Custodian as to the proper correction or corrections to be made, or (ii) its receipt of the required Mortgage Documents from the Seller, the Custodian's review of the same, and its determination, as a result of such review (to the extent such determination may be made from a review of the face of such Mortgage Documents) that a correction should be made in the information reflected in the CTS.

          (e) Unless and except to the extent notified in writing by the Purchaser as to any inaccuracy or discrepancy, the Custodian shall for all purposes be entitled to rely conclusively upon the loan information furnished by the Seller, until such time as the Custodian receives and has an opportunity to review the required Mortgage Documents, as required by the terms of this Agreement. Upon its review of the Mortgage Documents pursuant to the terms hereof, the Custodian shall be entitled to rely conclusively upon the accuracy and genuineness of such Mortgage Documents, and upon the results of its review thereof, with respect to the related Participated Loan (and the loan information to be reflected in the CTS) for all purposes, except as otherwise expressly provided in this Agreement.

          (f) In any instance in which the Custodian receives any contrary or contradictory instruction, direction or demand from the Seller and the Purchaser, the instruction, direction or demand from the Purchaser shall supersede and govern, and the Custodian shall be entitled to rely thereon without liability.

     Section 2.3 Mortgage Document Review. Subject to the review procedures set forth on Exhibit 13 attached hereto and made a part hereof (collectively, the "Review Procedures") and other applicable terms of this Agreement, the Custodian shall examine the Mortgage Documents delivered to it by the Seller pursuant to
Section 2.2(a) to determine whether or not it appears


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from the face thereof that the documents and instruments described in Section
2.2 and required to be delivered for the Participated Loan described in the related Shipment Order have been delivered, provided, however, that the Custodian shall be entitled to rely exclusively upon the information contained in the Shipment Order, any additional Mortgage Documents it has received, and the terms of this Agreement for such purposes. Upon completing its review of the Mortgage Documents, the Custodian shall use reasonable efforts to make available to the Purchaser (not later than 4:00 p.m. on the Business Day the Custodian receives the Mortgage Documents, if such Mortgage Documents are received prior to 10:30 a.m. on such Business Day in good order and in the same loan order as the loan information previously received by the Custodian from the Seller with respect to such delivery; or, in all other cases not later than 12:00 Noon on the next Business Day) the following information as determined by the Custodian pursuant to the Review Procedures (in each case by entering such information in the CTS, the format and contents thereof being subject to the parameters of the
CTS):

               (i)   identification of the Mortgage Documents delivered;

               (ii) confirmation that, with respect to Mortgage Documents delivered to it, the Custodian has performed the examination described in this
Section 2.3; and

               (iii) a brief description of any discrepancies or deficiencies in any documents delivered to the Custodian and listing any documents required pursuant to Section 2.2 to be delivered and not received by the Custodian.

     Section 2.4 Exception Report. If the Custodian shall note any discrepancies or deficiencies in any documents delivered by or on behalf of the Seller pursuant to Section 2.2, the Custodian shall (in addition to notification thereof to the Purchaser as provided in Section 2.2.b. above) promptly inform the Seller electronically via CTS to deliver to it any missing document within two (2) Business Days thereafter, and shall return any document containing any discrepancy or deficiency to the Seller for correction, but only upon the Custodian's receipt of a Trust Receipt therefor executed by the Seller which shall provide that the Seller shall redeliver such document to the Custodian within ten (10) days after such return. The Custodian shall notify Purchaser of the failure by Seller to redeliver any such document within ten (10) days via the CTS. The Custodian shall keep records of all documents delivered to it pursuant to this Agreement, including notations of missing documents and notations of discrepancies or deficiencies in any documents returned to the Seller for correction, the date of such return and the date of redelivery therefor to the Custodian.

     Section 2.5 Loan Reports Available Via CTS. The Custodian shall make available to the Purchaser and the Seller electronically through the CTS (i) a schedule listing the Participated Loans for which Mortgage Documents have been received pursuant to Section 2.2 and which have not been delivered to an Approved Private Investor pursuant to Section 3.1, and a report briefly summarizing the outstanding document deficiencies applicable thereto, and (ii) a schedule listing by loan number and mortgagor name all Participated Loans.

     Section 2.6 Wet Settlements. Before 11:00 a.m. on the Business Day on which the Seller intends to close a Participated Loan on the basis of a "wet" settlement or funding, so called, the


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Seller shall deliver to the Custodian, by electronic transmission to the
Custodian's CTS or by telecopy of a facsimile, a notice identifying such Participated Loan (a "Transmittal Summary"), in which case the following procedure shall apply:

          (a) The Transmittal Summary shall identify to the Custodian, at a minimum, the following information regarding such Participated Loan: the mortgagor name, property address, loan number, original principal amount and interest rate of the Mortgage Note, the funding date, the loan type (e.g., whether conventional, FHA or VA) and the Purchaser (or the applicable funding Approved Private Investor).

          (b) By or before the close of business on the seventh Business Day (or such later date as may be consented to by the Purchaser in its discretion by written notice to the Custodian) after the funding date identified in such Transmittal Summary, the Seller shall deliver to the Custodian a Transmittal Letter duly completed describing such Participated Loan and the related Mortgage Documents, accompanied by the Mortgage Documents set forth in, and in compliance with the terms of, Section 2.2(a) of this Agreement (with regard to which the terms of Section 2.2(b) of this Agreement shall likewise apply).

          (c) If within such seven (7) Business Days (or such later date as may be consented to by the Purchaser in its discretion by written notice to the Custodian) after the funding date, the Custodian has not received such Mortgage Documents from the Seller, the Custodian shall promptly notify the Purchaser via CTS or otherwise.

          (d) As to any Mortgage Documents received by the Custodian within such seven (7) Business Days (or such later date as may be consented to by the Purchaser in its discretion by written notice to the Custodian) after the funding date and accompanied by a duly completed Shipment Order, the procedures of Sections 2.3, 2.4 and 2.5 of this Agreement shall apply.

                  ARTICLE III -SHIPMENT (TO INVESTOR) PROCEDURE

     Section 3.1 Shipment Order and Authorization. Upon the written direction of the Seller substantially in the form of Exhibit 3 annexed hereto and made a part hereof (a "Shipment Order"), received by the Custodian in a timely fashion, the Custodian shall deliver the Mortgage Documents in such Shipment Order to the Approved Private Investor (or its custodian) and in the manner directed in such Shipment Order. The Shipment Order shall be duly completed and executed by the Seller and the Custodian shall be entitled to rely conclusively thereon. If a Shipment Order is received in good order (for the Custodian's purposes) Custodian shall ship the requested Mortgage Documents (together with any related Required Delivery Documents enclosed with such Shipment Order, as described in
Section 3.2 below) by the close of the next Business Day, provided, however, that if the Shipment Order requests shipment of more than fifty (50) Participated Loans, the Custodian shall endeavor to make the requested shipment no later than 5:00 p.m. of the second Business Day following receipt of such Shipment Order.

     Section 3.2 Required Delivery Documents. Each Shipment Order delivered to the Custodian shall be accompanied by all Required Delivery Documents, each in proper form and complete, duly executed, with the required number of copies or counterparts, and otherwise in


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form ready for shipment to the Approved Private Investor as is. The Custodian
shall examine the Shipment Request to determine whether the Required Delivery Documents specifically listed thereon, if any, appears (on their face) to be enclosed therewith.

     Section 3.3 Endorsement of Mortgage Notes. Unless specifically instructed in the Shipment Order, all Mortgage Notes shall be delivered by the Custodian to the Approved Private Investor in the same form delivered to it. If the Shipment Order specifically instructs the Custodian to endorse any such Mortgage Notes to the Approved Private Investor on behalf of the Purchaser, the Custodian, and each of its officers, agents, and employees is hereby authorized and directed to endorse (and the Purchaser hereby appoints the Custodian, its officers, agents and employees as its attorney-in-fact) any such Mortgage Notes in the name of and on behalf of the Purchaser, as its attorney-in-fact, without recourse, to the Approved Private Investor named, or otherwise instructed in the related Shipment Order. The foregoing power of attorney shall remain in full force and effect unless and until expressly revoked by written notice from the Purchaser received by the Custodian.

     Section 3.4 Custodian's Shipping Letter; Funds Receipt Agent.

          (a) Each Shipment Order of a Participated Loan for which the Custodian is to receive the purchase price proceeds on behalf of the Purchaser ("Funds Receipt Agent") shall instruct the Custodian to direct the Approved Private Investor to make such payment to the Custodian on the Purchaser's behalf pursuant to the Bailee Agreement.

          (b) The Seller shall deliver directly to the Approved Private Investor any missing documents required to be delivered pursuant to Section 2.2(a), and any documents in its possession for correction pursuant to Section 3.6, which have not yet been delivered, or returned, to the Custodian at the time a Shipment Order for the related Participation Loan is sent to the Custodian. Promptly after its receipt of a Shipment Order, the Custodian shall cause the CTS, as made available to the Purchaser, to reflect the delivery of such related Shipment Order to the Custodian as it is related to each Participated Loan covered thereby in which the Purchaser has an interest.

          (c) Each delivery by the Custodian of Mortgage Documents (with Required Delivery Documents, if any) to an Approved Private Investor (or its Custodian) pursuant to a Shipment Order shall be accompanied by a Custodian's Shipping Letter prepared and executed by the Custodian substantially in the form of Exhibit 4. The Custodian shall monitor the source of payment for each Participated Loan sold to an Approved Private Investor and shall not accept payment, in any form, from any person or entity other than the Approved Private Investor identified on the Transmittal Form for such Participated Loan. In the event the Custodian rejects any payments for Purchased Loans because the source of the payment is other than the Approved Private Investor identified on the Transmittal Letter, Custodian shall, within twenty-four (24) hours, notify Purchaser of such rejection by telephone, confirmed by written notice.

          (d) The Purchaser and the Custodian shall establish with State Street Bank and Trust Company, a Massachusetts trust company having a principal place of business in Boston, Massachusetts (the "Depository") an account deposit relationship, to provide for receipt and


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deposit of sale proceeds by the Custodian from Approved Private Investors on the
Purchaser's behalf, and remittance thereof to the Purchaser, all upon terms mutually agreeable to the Custodian and the Depository. The Custodian shall be responsible only for good funds actually received and cleared, subject to the provisions of 3.4(c) hereof, and shall have no obligation to pay interest on or for investment of any such funds held for the Purchaser by the Custodian except upon such terms as are expressly agreed upon between the Purchaser, the Custodian and the Depository in establishing such deposit relationship. With respect to each such account, the Custodian shall make available remittances therefrom (of available and cleared funds) by wire transfer, if requested by the Purchaser (which may be a standing instruction and which shall include appropriate wiring instructions), subject to the Custodian's usual terms and conditions governing deposit accounts and the wiring of funds (including execution and delivery of the Custodian's usual agreements, if any, regarding such matters). Subject to the foregoing, if any such sale proceeds are paid by wire transfer of immediately available funds received by the Custodian by or before 3:00 p.m. on any Business Day, and such payment is properly identified by the Seller in writing received by the Custodian by telecopier by or before 3:00 p.m. (so as to enable the Custodian to match the proceeds to the appropriate related Participated Loan or Loans), the Custodian shall remit to the Purchaser the portion thereof to which it is entitled hereunder by wire transfer sent by or before the close of business on the same Business Day; and any such proceeds received by the Custodian by wire transfer after 3:00 p.m. (or not properly identified to the Custodian by such time) shall be remitted by the Custodian as soon as practicable after receipt and proper identification (the Custodian hereby agreeing to make reasonable efforts to remit on the next Business Day).

     Section 3.5 Shipment Where the Custodian Acts As the Custodian For Approved Private Investor. Each Shipment Order shall instruct the Custodian to deliver the Mortgage Documents (and enclosed Required Delivery Documents, if any) to the Approved Private Investor or its custodian, as specified therein. In any instance in which the Custodian acts as custodian (or as sub-custodian for an institution acting as custodian) for the Approved Private Investor (whether an Agency or an Approved Private Investor, as the case may be), the Custodian shall, in lieu of physical shipment, transfer the Mortgage Documents on its books and records to a custodial account at the Custodian maintained for such Approved Private Investor, which account is segregated and maintained in accordance with and as required by the applicable arrangements then existing between such Approved Private Investor and the Custodian acting as its custodian (or sub-custodian, as the case may be).

     Section 3.6 Delivery To the Seller For Correction. The Custodian shall be authorized and permitted at any time or times to deliver any Mortgage Documents to the Seller, provided that, and only if, the Seller shall deliver to the Custodian a Trust Receipt substantially in the form of Exhibit 5 annexed hereto, completed and executed by the Seller, which certifies that the purpose of such delivery is to correct the document or documents requested thereby. The Seller shall return to the Custodian any such Mortgage Documents delivered to it when the Seller's need therefor no longer exists or within ten (10) days after its receipt of such documents from the Custodian, whichever is sooner.

     Section 3.7 CTS Status Tracking After Shipment. The Custodian shall use its reasonable efforts to make available to the Purchaser the status of each Participated Loan after shipment to


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an Approved Private Investor by entering into the CTS the following information, to the extent applicable: (i) that the Participated Loan has been shipped to an Approved Private Investor, including the date of shipment; (ii) upon its receipt of such payment, that the Custodian has received payment directly from the identified Approved Private Investor from the sale of the Participated Loan (or for the group of loans shipped to the Investor of which the Participated Loan is a part); (iii) upon its receipt of any Participated Loan from an Approved
Private Investor which has been rejected, that the Participated Loan has been rejected by an Approved Private Investor.

     Section 3.8 Notice of Default. Upon receipt by the Custodian of written notice from the Purchaser that the Seller is in default under the Purchase Agreement, which notice makes specific reference to this Agreement and the name of the Seller, and notwithstanding any terms to the contrary contained in
Section 3.1 or Section 3.6 hereof, the Custodian shall make no delivery of Mortgage Documents to or upon the instruction of the Seller without the Purchaser's express written consent and the Custodian shall at any time at the request of the Purchaser, make delivery of any Mortgage Documents to the Purchaser. In addition, upon its receipt of any such notice of default, Custodian may (but shall not be obligated) notify any third party (and to notify the Purchaser, in the case of a notice received from any third party) that it has received such notice of default and drawing to the attention of the third party (or the Purchaser, as the case may be ) that delivery of Mortgage Documents relating to Participated Loans in which the Purchaser has an interest (including any such Participated Loan included in a Participated Loan Pool) shall thereafter be delivered by the Custodian only upon the Purchaser's written instruction.

     Section 3.9 Restricted Access By The Seller. Once accepted by Custodian, no Mortgage Documents held by the Custodian shall be released or returned to the Seller without the specific written consent of the Purchaser, except as specifically provided in Section 3.7 (and except as directed in a Shipment Order to an Approved Private Investor pursuant to this Article III).

                            ARTICLE IV -THE CUSTODIAN

     Section 4.1 Appointment and Authorization; Limited Duties. The Custodian agrees that it shall accept delivery of the Mortgage Documents as set forth in this Agreement, as custodian, and shall hold the Mortgage Documents on behalf of the Purchaser. Except as otherwise expressly provided in this Agreement, all Mortgage Documents shall be subject to the control of the Purchaser and shall be delivered by the Custodian to or as directed, subject to the terms of this Agreement, by the Seller, including without limitation the selection of shippers and method of shipment. Subject to the foregoing, and provided that it has not been expressly instructed to the contrary by the Purchaser in writing, the Custodian is hereby authorized to take such actions and to exercise such powers and to exercise such powers and perform such duties as are expressly set forth herein.

     Section 4.2 The Custodian's Reliance, Exculpation, Etc. Notwithstanding anything to the contrary set forth in this Agreement or any other document or instrument, the Custodian shall not be responsible for the form or substance, or the validity, effectiveness, legality, binding nature, enforceability truthfulness or accuracy of any documents or instruments received by it or in its control. Without limiting the generality of the foregoing sentence, the
Custodian: shall not be
responsible for determining whether any document or instrument has actually been recorded in accordance with the requirements of the applicable jurisdiction, or is in suitable form for recording; shall be entitled to assume and rely upon the purported due execution and genuineness of any document or instrument, and the due authority and genuineness of any signature thereon ; shall be entitled to assume that each document and instrument is what it purports to be and is sufficient for its purported purpose; shall have no obligation to determine whether the form or content of any document conforms to or satisfies any applicable requirements of the Purchase Agreement, or of any Agency or other Approved Private Investor under any Commitment, or that any document complies with applicable law; shall have no obligation to determine whether any insurer or the terms of any insurance policy (such as, for example, any exceptions listed on Schedule B of any title insurance policy) are in compliance with the Purchase Agreement or any Commitment; shall have no obligation to determine that any Mortgage creates (or any title policy insures) a lien of any priority; and shall have no responsibility or liability for any representations, warranties, recitals or certifications made by the Seller. The Custodian shall have no obligation to accept or examine any documents other than the Mortgage Documents described in Section 2.2, and shall have no obligation to perform any examination or review except as expressly set forth in Section 2.3 and the Review Procedures.

     Section 4.3 Standard of Care. Custodian shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Custodian. Custodian may in any instance where the Custodian reasonably determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstances before it, delay or refrain from taking action unless and until it has received appropriate instructions from the Purchaser. Custodian will not be responsible to the Purchaser for any statement, warranty or representation made by any party other than the Custodian in connection with this Agreement. Custodian shall not be required by any provision of this Agreement to expend or risk the Custodian's own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability, unless acceptable security or indemnity for the payment of the costs, expenses (including but not limited to attorneys' fees) and liabilities which may be incurred therein or thereby, satisfactory to the Custodian, has been provided to it.

     Section 4.4 Possession of Mortgage Files: No Duty To Preserve or Enforce
Rights: Fidelity Insurance.

          (a) The Custodian shall make appropriate notations on its books and records to reflect that the Mortgage Documents in its possession are held by it as the Custodian hereunder for the Purchaser. Except as otherwise expressly provided in this Agreement, all Mortgage Documents shall be held by the Custodian in fire-proof file cabinets under its exclusive custody and control and segregated from such documents held by the Custodian for Custodian's account, and separately identified from such documents held by the Custodian for others.

          (b) The Custodian shall not have, and nothing herein shall be construed to impose upon the Custodian or create, any duty, obligation or responsibility to preserve or protect any rights of the Purchaser or the Seller in any Mortgage Note or any other Mortgage Documents, whether against prior parties or other claimants or otherwise, or to take any action to collect principal, interest or other amounts under, or otherwise exercise, enforce, preserve or protect any rights or remedies under any Participated Loans or the Mortgage Documents.

          (c) The Custodian shall at its own expense maintain at all times during the existence of this Agreement bankers blanket bond fidelity insurance and errors and omissions insurance in such amount, with standard coverage and subject to such deductibles, as are in compliance with any applicable federal or state law or regulations to which the Custodian is subject and as is consistent with custodians of similar size and in a similar custodian indemnity.

     Section 4.5 Right of the Purchaser to Inspect Participated Loans. The Purchaser shall have the right to inspect the Mortgage Documents held by the Custodian and the Custodian's records with respect to the Mortgage Documents and Participated Loans held by the Custodian upon reasonable notice and during the Custodian's normal business hours.

     Section 4.6 Indemnification.

          (a) The Purchaser and the Seller jointly and severally, hereby agree to indemnify, pay and hold harmless the Custodian and the officers, directors, employees and agents of the Custodian (collectively called the "Indemnitee") from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses), including any that may arise in connection with any investigative, administrative or judicial proceeding, or otherwise, which may be imposed on, incurred by or asserted against the Indemnitee, arising out of or related to this Agreement, or any actions taken by it (or them) pursuant hereto or in connection herewith, or arising out of or caused by or relating to any of the Participated Loans (collectively, the "Indemnified Liabilities"), excluding Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitee.

          (b) If any claim is made, or action, suit or proceeding is brought against any person indemnified pursuant to this Section 4.6, the Indemnitee shall promptly notify the Seller of such claim or of the commencement of such defense of such action, suit or proceeding, and the Seller will, at the option of each Indemnitee, assume the defense of such action, suit or proceeding, employing counsel selected by the Indemnitee, and Seller shall pay the fees and expenses of such counsel.

          (c) The obligations of the Purchaser and the Seller under this Section shall survive termination or assignment of this Agreement.

     Section 4.7 Successor Custodian. The Custodian may resign at any time upon giving 30 days prior written notice, with cause (which may include without limitation that the Custodian lacks legal power or authority to continue, or would be in violation of applicable law regulation or governmental order in continuing, or is otherwise incapable of continuing to perform its obligations and duties under this Agreement), or without cause upon giving ninety (90) days prior written notice, to the Seller and the Purchaser. The Custodian may be removed at any time for cause by the Purchaser upon giving thirty (30) days prior written notice of such removal to the Custodian and the Seller. Upon notice of such resignation or removal, the Purchaser may appoint any bank, trust company or other financial institution as the Custodian, such appointment to be subject to the consent of the Seller, which consent shall not be unreasonably withheld. Upon the effective date of resignation or removal of the Custodian, such successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Custodian, and the resigning or removed Custodian will be discharged from its duties and obligations under this Agreement. Upon the effective date of its resignation or removal, the Custodian shall deliver the Mortgage Documents to its successor, without recourse, representation or warranty, expressed or implied. After any retiring Custodian's resignation or removal as the Custodian, the provisions of this Article IV shall continue to inure to its benefit.

                            ARTICLE V -MISCELLANEOUS

     Section 5.1 Authorized Representatives. Each Authorized Representative of the Purchaser, the Seller and the Custodian is authorized, respectively, to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Purchasers, the Seller or the Custodian, as the case may be. The names, titles and specimen signatures of the Authorized Representatives of the Purchaser, the Seller and the Custodian initially authorized hereunder are set forth on Exhibits 7, 8 and 9, respectively. From time to time the Purchaser, the Seller and the Custodian may, by delivering to the others a revised exhibit (setting forth the names, titles and specimen signatures of the then current Authorized Representatives of such party), change the information previously given, but each of the other parties hereto shall be entitled to rely conclusively on the last exhibit (and to conclusively rely upon the due authority of the then current Authorized officers) until receipt of a superseding exhibit.

     Section 5.2 Approved Private Investors. Subject to the approval of Purchaser, the Seller may at any time or times change or amend the list of Approved Private Investors attached hereto as Exhibit 1 by written notice to the Custodian and the Seller, provided such Approved Private Investor, Seller and Custodian shall have executed a Bailee Agreement for any Approved Private Investor to be added to the List.

     Section 5.3 Independent Purchaser Credit Decision. The Purchaser expressly acknowledges that it has, independently and without reliance upon the Custodian and based on the financial information of the Seller delivered to it pursuant to the Purchase Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Purchase Agreement and to continue its relationship with the Seller on the terms thereof and hereof, and the Purchaser shall continue on an independent basis and based solely upon such information as the Purchaser shall deem appropriate from time to time, without reliance upon the Custodian, to make its own decisions with respect to its relationship with the Seller under the Purchase Agreement and otherwise.

     Section 5.4 Data Access.

          (a) The Custodian has issued to the Purchaser and the Seller a data access security system or procedure in order that the Purchaser or the Seller may have access to the CTS, and with respect to the CTS (and any other data and functions to which the Purchaser or the Seller is or are provided access by the Custodian) the Purchaser and the Seller each hereby agrees:

               (i) To access data and functions only in accordance with Data Access Operating Procedures annexed hereto as Exhibit 10 and made a part hereof and to regard and preserve as confidential all information obtained with respect to the issuance to the Purchaser or the Seller of a data access security system or procedure.

               (ii) To access data and functions solely for its own internal use and benefit;

               (iii) To discontinue use of the data access security system or procedure at any time for security reasons upon notice from the Custodian;

               (iv) Upon request, to cause the Purchaser's or the Seller's internal auditors to verify to the Custodian that data access is restricted to authorized employees;

               (v) To indemnify the Custodian against and to hold the Custodian harmless from all liability, claims, loss and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with the access of data and functions by the Purchasers or the Seller and the use by the Purchasers or the Seller or any of its employees, whether authorized or unauthorized, of the data access security system or procedure; and

               (vi) To designate a duly authorized individual to serve as the Data Security Administrator by executing and delivering to the Custodian a Data Security Administrator Designation form (the "Data Security Administrator Designation Form") in the form annexed hereto as Exhibit 11 and hereby made a part hereof.

               The Custodian makes no representation or warranty with respect to and shall have no liability for the accuracy or completeness of any data or information appearing in CTS other than data which is input by the Custodian and which sets forth information furnished by the Custodian and which sets forth information furnished by the Custodian. The Custodian has no obligation or duty to verify or otherwise investigate the accuracy of any data input by any party other than the Custodian (other than the Custodian's responsibility for examination and certification of documents pursuant to Section 2.3 of this Agreement and the applicable Review Procedures). Without limiting the foregoing, the Purchaser acknowledges that certain data regarding Participated Loan (particularly, but not limited to, "wet settlements") will be input into the CTS directly by the Seller, or directly from computer disc or magnetic tape prepared and furnished by the Seller, without verification or investigation by the Custodian, and the Custodian shall have no responsibility or liability for the accuracy or truthfulness of such information. The Custodian is entitled to rely upon, among other things, the truthfulness and accuracy of any Shipment Order from the Seller, and any notice from the Purchaser, and to the extent the Custodian enters data in the CTS from or in reliance upon the truthfulness or accuracy of any such documents or notices received by it from another party, it shall have no responsibility or liability therefor.

         Each of the Seller and the Purchaser further acknowledges that the Custodian shall have no liability for inaccurate information which results from its examination of Mortgage Documents and which is input by the Custodian into the CTS, if such inaccuracy in examination was not due to the Custodian's own gross negligence or willful misconduct in failing to observe or perform its duties under the Agreement and pursuant to the Review Procedures.

         Each of the Seller and the Purchaser further agrees that it shall not modify, enhance or otherwise create derivative works based upon the CTS, and each agrees that it shall not reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the CTS.

         These CTS Security Procedures may be amended, modified or otherwise changed (including the addition of other terms and conditions) from time to time at the option of the Custodian, by written notice to each of the Purchaser and the Seller in advance of the effective date of any such amendment, modification or change.

          (b) NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY THE CUSTODIAN WITH REGARD TO CTS. IN NO EVENT WILL THE CUSTODIAN BE LIABLE TO ANY PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE CTS OR USE OF INFORMATION OBTAINED THEREBY.

          Section 5.5 Fees. The Custodian will charge and the Purchaser agrees to pay such fees for the Custodian's services under this Agreement as are set forth, or as are in accordance with the terms set forth, on Exhibit 12 attached hereto and made a part hereof. The Purchaser agrees to reimburse the Custodian for its expenses, costs and disbursements as are incurred by the Custodian from time to time in performing its services under this Agreement, in accordance with the terms of said Exhibit 12, in each case as the terms of said Exhibit 12 may be amended or modified from time to time by agreement in writing between the Purchaser and the Custodian. Such fees, costs, expenses and disbursements shall be billed periodically by the Custodian and shall be due and payable upon receipt by the Purchaser (unless otherwise provided in the billing statement).

          Section 5.6 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 5.7 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing or be telex, telegraph or cable and mailed or sent or delivered, including by overnight air courier, at the address set forth hereunder or at such other address as shall be designated by such party in written notice to the other parties hereto. All such notices and communications shall be effective and shall be deemed to be given when personally delivered or 48 hours after deposited in the United States certified or registered mail, postage prepaid, or when transmitted by telegraph or telex, charges prepaid, addressed as set forth below.


         To Purchaser:     Sovereign Bank

                             1130 Berkshire Blvd.
                             Wyomissing, PA  19610
                             Attention:  Warehouse Department

         To Seller:          Mego Mortgage Corporation
                             1000 Parkwood Circle, Fifth Floor
                             Atlanta, GA
                             Attention:  Robert V. Bellacusa, Vice President

         To Custodian:     State Street Bank and Trust Company
                             225 Franklin Street
                             Boston, MA  02110
                             Attention: Mortgage Custody Department

     Section 5.8 Survival. All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall continue in full force and effect as long as any amount is outstanding and unpaid under this Agreement or the Purchase Agreement.

     Section 5.9 Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

     Section 5.10 Prior Agreements. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof. All prior agreements and understandings, whether written or oral, between any of the parties hereto relative to the subject matter hereof are deemed superseded hereby.

     Section 5.11 Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Purchaser, the Seller or the Custodian from any provision of this Agreement, shall in any event be effective unless the same shall be in writing executed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Purchaser, the Seller or the Custodian shall apply to any other or further notice or demand in the same, similar or other circumstances.

     Section 5.12 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 5.13 Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     Section 5.14 Qualification. Nothing in this Agreement shall be deemed to impose upon the Custodian any duty to qualify to do business in any jurisdiction other than the Commonwealth of Massachusetts.

     Section 5.15 Tax Reports. The Custodian is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement (other than for the Custodian's compensation or for reimbursement of expenses).

     Section 5.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 5.17 Force Majeure. The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     Section 5.18 Consent to Jurisdiction and Service. Each of the Purchaser and the Seller hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal court located in the Commonwealth of Massachusetts in connection with any actions or proceedings brought against the Seller or Purchaser by the Custodian arising out of or relating to this Custodian Agreement. In any such action or proceeding, the Purchaser and the Seller hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made by certified or registered first-class mail directed to the Purchaser or the Seller at its address in accordance with Section 5.7 hereof.

     Section 5.19 Purchase Agreement Remains in Effect. The Seller acknowledges that the terms of its Purchase Agreement with the Purchaser (including without limitation additional provisions or requirements relating to Mortgage Documents or other documents) shall and does remain in full force and effect, to the extent they do not conflict with or contradict the express terms of this Agreement. The Purchaser acknowledges and agrees that the related Purchase Agreement to which it is a party shall be deemed to be supplemented by and made subject to the terms and procedures set forth in this Agreement concerning the custody and delivery of Mortgage Documents for Participated Loans.

         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed and delivered, intending this Agreement to take effect as an instrument under seal, in its name and on its behalf by a duly authorized officer, as of this 26 day of June, 1998.


                                       SOVEREIGN BANK

By:                                    By:   /s/ Jay S. Sidhu
   -----------------------------             ----------------------------------
     Name:                                    Name: Jay S. Sidhu
     Title:                                   Title: President and Chief
                                                     Executive Officer

                                       MEGO MORTGAGE CORPORATION

By:                                    By:   /s/ Jeffrey S. Moore
   -----------------------------             ----------------------------------
     Name:                                   Name: Jeffrey S. Moore
     Title:                                  Title: President

                                        STATE STREET BANK AND TRUST COMPANY
                                        ("Custodian")

By:   /s/ Paul T. Davis                By:   /s/ Peter T. Croke
   -----------------------------             ----------------------------------
     Name: Paul T. Davis                     Name: Peter T. Croke
     Title: Assistant Vice President         Title: Vice President